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                                                                    Exhibit 99.1
NEWS RELEASE

                       PHILIPS INTERNATIONAL REALTY CORP.
                     295 MADISON AVENUE, NEW YORK, NY 10017

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For Immediate Release
June 16, 2005


                         PHILIPS INTERNATIONAL ANNOUNCES
                                PLANS TO DISSOLVE
                         BOARD DECLARES $0.05 PER SHARE
                         FINAL LIQUIDATING DISTRIBUTION


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NEW YORK, N.Y. - June 16, 2005 - Philips International Realty Corp., a real estate investment trust, announced today that pursuant to the Company's plan of liquidation, its Board of Directors has declared an eleventh and final liquidating distribution of $0.05 per share which will be payable on June 29, 2005. The record date is June 23, 2005. However, shareholders must continue to own their shares up to and including June 29, 2005 in order to be entitled to the liquidating distribution of $0.05 per share. Effective June 21, 2005, the Company's shares will be traded with due bills which will entitle the owner of the stock to receipt of the distribution. The Company has approximately 7.4 million shares of common stock and common stock equivalents which will participate in this distribution.

On October 10, 2000, the stockholders approved the plan of liquidation, which was then estimated to generate approximately $18.25 in the aggregate in cash for each share of common stock in two or more liquidating distributions. The Board of Directors subsequently advised shareholders to expect total distributions to be within 1% of this $18.25 estimate due to certain economic factors which arose following adoption of the plan of liquidation and which depressed retail rents and the Company's real property values. The eleventh and final liquidating distribution declared by the Board of Directors brings the total payments to $18.15 per share. Prior distributions of $13.00, $1.00, $0.75, $0.50, $0.50,
$0.50, $1.00, $0.50 $0.25 and $0.10 per share were paid on December 22, 2000,
July 9, 2001, September 24, 2001, November 19, 2001, October 22, 2002, March 18,
2003, September 16, 2003, January 6, 2004, August 27, 2004 and December 30, 2004, respectively.

Prior to payment of the final liquidating distribution, provision will be made for the satisfaction of all identified liabilities such that the Company will have no known creditors. An appropriate cash reserve (estimated to be $25,000) will be established for the payment of any unknown liabilities for which claims may be asserted after dissolution. Any reserve funds not utilized for the settlement of any such claims will be paid over to a charitable organization chosen by a committee of the Board. Immediately following the payment of all known liabilities and the final liquidating distribution, the Company will take appropriate action to dissolve under Maryland law, including, but not limited to, the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland. The current Board of Directors and officers shall continue in charge of the affairs of the Company until the liquidation and dissolution process is complete, and shall take such further action as may be necessary and proper to wind up the affairs of the Company.
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On or about June 30, 2005, the Company intends to deregister under the
Securities Exchange Act of 1934, as amended, and thereafter will not be filing quarterly reports with the Securities and Exchange Commission.

Note: Certain statements in this release regarding anticipated operating results and time are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the statements and projections are based upon reasonable assumptions, actual results may differ from those projected. Key factors that could cause actual results to differ materially include economic downturns, successful and timely completion of dispositions, leasing activities and other risks associated with the commercial real estate business, and as detailed by the Company's filings from time to time with the Securities and Exchange Commission.

Contact: Lou Petra - (212) 951-3862